Exhibit 99.1

AVAX One Announces Authorization of $40 Million Share Repurchase Program

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AVAX One Technology Ltd

Nov 20, 2025, 08:30 ET

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VANCOUVER, BC and WEST PALM BEACH, Fla., Nov. 20, 2025 /PRNewswire/ -- AVAX One Technology Ltd. (Nasdaq:AVX) (“AVAX One” or the “Company”), today announced that its Board of Directors (the “Board”) has authorized a share repurchase program of up to $40 million of the Company’s common stock. The Board will periodically review the Company’s Repurchase Program and may decide to extend its term or increase the authorized amount.

“This new share repurchase program reflects the Company’s conviction in our long-term strategy and the value we are creating for stockholders,” said Jolie Kahn, Chief Executive Officer of AVAX One. “At current levels, we see repurchasing our stock as a compelling use of capital that delivers meaningful returns and underscores the strength of the business. As responsible stewards of shareholder capital, we are focused on directing resources toward the opportunities we believe offer the greatest potential for value creation — and in today’s market, that includes investing in ourselves. We expect to hit the open market soon and will continue to assess additional repurchases as conditions warrant.”

Repurchases under the program, which has a one year term, may be made from time to time through open market purchases or other means permitted under applicable securities laws and regulations. The timing and amount of repurchases under the program will depend on market conditions, regulatory requirements, capital allocation alternatives, and other corporate considerations. The Company is not obligated to repurchase any specific number of shares, and the program may be suspended or discontinued at any time.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (Nasdaq: AVX) is a public company offering investors regulated access to the Avalanche (AVAX) ecosystem. By integrating the reliability of U.S. capital markets with the growth potential of decentralized finance, AVAX One seeks to create a bridge between traditional and digital finance. The Company’s strategy focuses on building a digital-asset treasury, fostering innovation, and investing in decentralized financial technologies that benefit from the Avalanche network. For more information, visit www.avax-one.com

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

SOURCE AVAX One Technology Ltd